Exhibit 10.3

SECURITY AGREEMENT

For and in consideration of Secured Party extending credit to Debtor , Gen2Media Corporation, a Nevada Corporation,  ("Debtor"), whose address is 7658 Municipal Dr., Orlando, Fl. 32819, agrees with _________________________________ ("Secured Party"), whose address is _______________________________________________ as follows:

I.           CREATION OF SECURITY INTEREST.  Debtor grants to Secured Party a security interest in all assets of Debtor, tangible or intangible, now owned or hereafter acquired, including, without limitation, that collateral more fully described in Section II below, to secure the performance and payment of the obligations of Debtor described under the Convertible Secured Promissory Note and Loan Agreement executed by the parties of even date herewith, and any and all other indebtedness and liabilities of Debtor to Secured Party of whatsoever kind or nature, due or to become due, absolute or contingent, now existing or later created, including, but not limited to, principal, interest, future advances made by Secured Party to Debtor, expenses, court costs, and fees, including attorney's fees, paid or incurred by Secured Party in connection with any of its pre-suit, pre-judgment, and post-judgment efforts and activities intended to effect collection of any indebtedness or the enforcement of any of Secured Party's rights, whether under this Security Agreement, or otherwise.

II.           COLLATERAL.

A.           COLLATERAL:  The collateral of this Security Agreement is:

(1)           All of the Debtor's inventory and all other items held by the Debtor for sale, and all additions and accessions thereto, and all of the Debtor's inventory of like kinds or types, whenever acquired, whether by way of replacement, substitution, addition, or otherwise, and accessions thereto, and all proceeds from the sale or other disposition of the inventory; and

(2)           All of the Debtor's furniture, fixtures and equipment, whether presently owned, acquired contemporaneously with or pursuant to this Security Agreement, or acquired at any time subsequent to this Security Agreement by the Debtor, and all replacements, substitutions, additions ,and accessions thereto, and all proceeds of its or their sale or other disposition; and

(3)           All of the Debtor's contract rights and accounts receivable, whether now existing or hereinafter arising, and all proceeds therefrom.

(4)           All patents, trademarks, patents pending, software code or other intellectual property of any kind or nature, including any future enhancements or replacement of same.

(5)           All other assets of the Debtor, of any kind or nature, now owned, or hereafter acquired, including any enhancements or replacements thereof, wherever located.

B.           For the purposes of this Security Agreement, proceeds include whatever is received upon the sale, exchange, collection or other disposition of collateral or proceeds.  Additionally, the proceeds include both cash proceeds, for example, money, checks, deposit accounts and the like, and all other non-cash proceeds.

III.           DEBTOR'S OBLIGATIONS.

A.           INDEBTEDNESS.                                           This Security Agreement covers, but is not limited to, the obligations created by Debtor as Maker of that certain Secured Convertible Promissory Note and Loan Agreement (The Note) of even date herewith. Debtor agrees to abide by and to fully perform all obligations of Maker under the Note, (all being referred to below as the “obligations”).  Debtor agrees that a breach of any such obligations shall be a breach of this Security Agreement.

B.           ADDITIONAL OBLIGATIONS OF DEBTOR.

(1)           Debtor will not:

(a)           permit any of the collateral to be levied upon under legal process; nor

(b)           sell, transfer, lease, or otherwise dispose of any of the collateral or any interest therein, or offer so to do without the prior written consent of Secured Party except that, so long as Debtor is not in default on any obligation to the Secured Party, Debtor may sell inventory in the ordinary course of Debtor’s business; nor

(c)           permit anything to be done that may impair the value of any of the collateral or the security intended to be afforded by this Agreement.

(2)           Debtor will:

(a)           promptly pay when due all taxes and assessments upon the collateral or for its use or operation or evidencing the liabilities, or any of them, secured by this Agreement; and

(b)           execute or procure,  alone or with Secured Party, any Financing Statement or other document, and pay all connected costs necessary to protect the security interest granted by this Security Agreement against the rights or interests of third persons; and

(c)           at all times keep accurate and complete records for the collateral; and

(d)           pay all transportation and storage charges on the collateral, and pay all rents, if any, for the use of the premises on which any of the collateral is kept; and

(e)           defend the collateral against all claims and demands of any and all persons at any time claiming any interest therein which is in derogation of Secured Party’s security interest; and

(f)           at all times maintain or stock all equipment and inventory  at the home corporate office of Debtor; and

(g)           in the event of default, at Debtor’s expense following a request by Secured Party, provide Secured Party with a quarterly audit of Debtor's inventory, which audit, at Secured Party’s option,  must be made by companies or individuals who are unrelated to and independent of Debtor; and

(h)           within ten (10) days following a request from the Secured Party, account fully and faithfully to Secured Party for the proceeds in whatever form received from the disposition in any manner of any of the collateral; and

(i)           pay Secured Party for all attorney’s fees, court costs, and expenses paid or incurred by Secured Party in connection with the collection of any indebtedness owed by the Debtor to the Secured Party; the maintenance, preservation, taking possession, or the realization upon disposition of any collateral covered by this Security Agreement, or the enforcement of any of Secured Party's rights, whether under this Security Agreement or otherwise.

IV.           SECURED PARTY'S RIGHTS AND REMEDIES.

A.           RIGHTS EXCLUSIVE OF DEBTOR'S DEFAULT.  Secured Party may:

(1)           Enter upon Debtor's premises at any reasonable time, upon prior written notice, to inspect the Debtor's books and records pertaining to the collateral without disruption of the Debtor’s business, and Debtor will assist Secured Party in whatever way necessary to make any inspection; and

(2)           By any employee or employees, Secured Party may designate, execute, sign, endorse, transfer or deliver in the name of the Debtor, certificates of origin, applications or certificates of title, financing statements, or any other documents necessary to evidence, perfect, or realize upon the security interest and obligations of this Security Agreement.

B.           UPON DEBTOR'S DEFAULT.

(1)           Secured Party will have all of the rights and remedies provided by the Uniform Commercial Code in effect in the State of Florida at the date of execution of this Agreement; and

(2)           In addition to, or in conjunction with, those rights and remedies, Secured Party may:

(a)           Require Debtor to assemble the collateral, to make it available to Secured Party at a place Secured Party designates which is mutually convenient, and to allow Secured Party to take possession or dispose of the collateral.

(b)           At its option, discharge taxes, liens, public charges or security interests or other encumbrances at any time levied or placed on the collateral; remedy or secure any default of Debtor under the terms hereof or under the terms of a lease, rental agreement or other document which in any way pertains to or affects Debtor's title to or interest in any of the collateral without waiving the defaults remedied; and pay for the maintenance and preservation of the collateral.  Debtor agrees to reimburse Secured Party, on demand, for any payment made or any expense incurred by Secured Party, pursuant to the foregoing authorization, together with interest thereon at the rate of eighteen per cent (18%) per annum.

(c)           Secured Party and its agents are authorized to enter into or upon any premises where the collateral may be located for the purpose of taking possession of it.

(d)           Notify an account debtor or obligor on any instrument which constitutes proceeds of the collateral to make payments directly to Secured Party, regardless of whether the Debtor was theretofore making collections on the collateral; and

V.           FURTHER AGREEMENTS.

A.           DEBTOR'S AGREEMENTS AND AFFIRMATIONS.  Debtor agrees and affirms that:

(1)           The information supplied in statements made by Debtor in any financial, credit, or accounting statement or application for credit prior to or pursuant to this Security Agreement, is or will be true and correct; and

(2)           Debtor waives any right under Florida Statutes, Section 679.507(1) to recover damages against the Secured Party for the Secured Party's failure to proceed in accordance with Chapter 679, Florida Statutes, unless the Debtor, within five (5) days after receiving notice of the intended disposition of the collateral, sends written notice to the Secured Party of the Debtor's objection to the proposed disposition, specifies his objections to the intended disposition, and sets forth an alternative method of disposition acceptable to the Debtor.  The failure to conduct any sale in accordance with the Debtor's proposed disposition will not render the disposition by the Secured Party commercially unreasonable.  Further, if the Debtor's proposed disposition requires the expenditure of any additional funds, the Debtor must provide those funds in cash or in cash equivalent to the Secured Party at the time of sending Debtor’s objection, and Debtor must also reimburse the Secured Party for any expenditures ultimately incurred by Secured Party in connection with the Debtor’s proposed disposition, including a reasonable attorney's fee, if any.

B.           MUTUAL AGREEMENTS.

(1)           "Debtor" and "Secured Party," as used in this Security Agreement, include the heirs, executors or administrators, successors or assigns of those parties.  If more than one "Debtor" is named herein, each such individual or entity is jointly and severally obligated pursuant to this Agreement, and the term, "Debtor," shall be deemed to include all signatories hereto designated as "Debtor."

(2)           If this Agreement is not dated when executed by the Debtor, the Secured Party is authorized, without notice to the Debtor, to date this Agreement.  This Agreement will become effective as of its date.

(3)           Written notice mailed to Debtor fifteen (15) days prior to the date of public sale of the collateral or prior to the date after which private sale of the collateral will be made, will constitute reasonable notice.

(4)           Secured Party and Debtor WAIVE any right to trial by jury, and any venue privilege, and consents that any action against Debtor may be brought in any court of competent jurisdiction located in Orange County, Florida.

(5)           No delay or omission on the part of Secured Party in exercising any right or remedy will operate as a waiver thereof, and no single or partial exercise by Secured Party of any right or remedy will preclude any other or further exercise thereof or the exercise of any other right or remedy.

(6)           Time is of the essence of this Agreement. The provisions of this Agreement are cumulative and in addition to the provisions of any note or other instrument secured by this Agreement.

(7)           This Agreement has been delivered in the State of Florida and will be construed in accordance with the laws of Florida.  Whenever possible, each provision of this Agreement will be interpreted to be effective and valid under applicable law.  If any provision of this Agreement is prohibited by or invalid under applicable law, the provision will be ineffective only to the extent of the prohibition or invalidity without invalidating the remainder of the provision or the remaining provisions of this Agreement.

(8)           This Agreement is an integrated writing and cannot be changed by conduct or spoken words, but only by a writing signed by the party to be charged.

(9)           All notices, requests, demands and other communications will be in writing, and will be deemed to have been duly given if delivered or mailed, first class - postage prepaid, if to either Secured Party at the address shown on page 1, or at such other address as it may have furnished to the Debtor in writing, or if to the Debtor, at the address shown on page 1, or at such other address as Debtor may have furnished to the Secured Party in writing.

(11)           A sale of the collateral by Secured Party, if held upon the following terms and conditions, is commercially reasonable:  A public sale held after fifteen (15) days notice to the Debtor, the sale to be for cash to be paid at the time of sale or within two (2) hours after the time of sale.  If the high bidder does not produce cash within the allotted time period, the next highest bidder with cash may be awarded the bid.  The sale may take place at the office of the Secured Party, although the collateral is not located there, provided that the collateral is available for inspection at least twenty-four (24) hours before the sale, or the sale may be held at the location of the collateral.  The sale may be conducted at any time between 9:00 a.m. and 5:00 p.m.  The Secured Party will not be obligated to advertise the sale in any fashion, except to advertise the sale once in a newspaper of general circulation where the Secured Party's office, or the equipment, is located.  The Secured Party will not be obligated to expend any funds in the repair, refurbishment or clean-up of the collateral before any sale, and the collateral may be sold “AS IS, WHERE IS."

DATED at Orlando (City), Orange County, Florida, this ______ day of _______________________, 2009.

DEBTOR ACKNOWLEDGES RECEIPT OF A COPY OF THIS SECURITY AGREEMENT.

“DEBTOR”

Gen2Media Corporation

By:	/s/
(Signature)

(Print name of signatory)

As its:
(Print title)

“SECURED PARTY”

BY: